 TDX Independence Funds, Inc.

 PROXY RESULTS (UNAUDITED)

    On October 20, 2010, a Joint Special Meeting of shareholders was held at the offices of the Advisor to approve a new investment advisory agreement (the "Advisory Agreement") between the Funds and DBX, a new investment sub-advisory agreement (the "Sub-Advisory Agreement") between DBX and TDAM, and to elect directors to the Board of TDX Independence Funds Inc.

    The old investment advisory agreement between TDX Independence Funds, Inc. and XShares Advisors LLC (the former name of DBX prior to its acquisition by Deutsche Bank AG) and the old sub-advisory agreement between XShares Advisors LLC and TDAM both terminated according to their terms upon the change in control of XShares Advisors LLC on June 30, 2010. After careful consideration of possible alternatives to DBX and to TDAM, the Directors, including a majority of Directors who are not "interested persons", as defined by the Investment Company Act of 1940, as amended (the "Act"), of TDX Independence Funds, Inc. approved, subject to shareholder approval, the Advisory Agreement, pursuant to which DBX would continue as investment advisor to the Funds, and the Sub-Advisory Agreement, pursuant to which TDAM would remain as investment sub-advisor to the Funds. In both instances, the terms and conditions of the new agreements are essentially identical to those in the prior agreements.

    In connection with the sale of the Advisor to Deutsche Bank, Jeffrey Feldman, Chief Executive Officer of the Advisor's former parent company, XShares Group, Inc., resigned from the Company's Board of Directors. The Board appointed Hans Ephraimson, Chief Executive Officer of the Advisor, to fill the vacancy created by Mr. Feldman's departure. Shareholders were asked to consider and vote on the election of the current Directors so that the entire Board would be approved by Fund shareholders.

    At the joint special meeting of October 20, 2010, the Shareholders of the Funds approved all three proposals.

VOTING INFORMATION

    Approval of the proposals required the affirmative vote of a "majority of outstanding securities" (as defined in the Act) of each Fund, which means the affirmative vote of the lesser of (1) the holders of 67% or more of the shares represented at a meeting, if the holders of more than 50% of the Shares of the Fund are represented at the meeting, or (2) more than 50% of the outstanding shares of the Fund.

    For the first two proposals, abstentions and broker non-votes were counted as shares present at each meeting for quorum purposes but were not voted for or against either proposal. Accordingly, these were effectively votes AGAINST these proposals, because they each required the affirmative vote of a majority of each Fund's outstanding shares.

Information regarding shares present at the Special Meeting:

                                                    Total
                                                 Outstanding  Present    Present
                                                   Shares     (Count)  (% of Total)
                                                 ----------- --------- ------------
TDX Independence 2010 Exchange-Traded Fund......    800,800    462,842     57.8%
TDX Independence 2020 Exchange-Traded Fund......  2,000,800  1,090,358     54.5%
TDX Independence 2030 Exchange-Traded Fund......  1,800,800    981,622     54.5%
TDX Independence 2040 Exchange-Traded Fund......  1,800,800    972,816     54.0%
TDX Independence In-Target Exchange-Traded Fund.    800,800    492,872     61.5%

    Each of proposals (1) and (2) were approved. Shares voted in favor, shares voted against, and shares abstaining with respect to proposals (1) and (2) at the Joint Meeting were as follows:

    Proposal 1: To approve a new investment advisory agreement between DBX Strategic Advisors, LLC and the Company, on behalf of each of the Funds.

                                                               Voted
Fund                                             Voted "FOR" "AGAINST" ABSTAINED
----                                             ----------- --------- ---------
TDX Independence 2010 Exchange-Traded Fund......   412,286     9,748    14,136
TDX Independence 2020 Exchange-Traded Fund......   987,152    19,968    23,247
TDX Independence 2030 Exchange-Traded Fund......   873,970    19,348    29,304
TDX Independence 2040 Exchange-Traded Fund......   841,388    27,967    35,194
TDX Independence In-Target Exchange-Traded Fund.   437,446    12,601    18,549

 TDX Independence Funds, Inc.

    Proposal 2: To approve a new sub-advisory agreement between DBX Strategic Advisors, LLC and TDAM USA Inc.

                                                               Voted
Fund                                             Voted "FOR" "AGAINST" ABSTAINED
----                                             ----------- --------- ---------
TDX Independence 2010 Exchange-Traded Fund......   411,235     9,591    15,344
TDX Independence 2020 Exchange-Traded Fund......   985,806    20,184    24,377
TDX Independence 2030 Exchange-Traded Fund......   873,007    20,864    28,751
TDX Independence 2040 Exchange-Traded Fund......   840,722    28,422    35,405
TDX Independence In-Target Exchange-Traded Fund.   434,182    18,717    15,697

    Proposal 3: To elect directors to serve on the Board of Directors of the Company.

    For purposes of determining the results of proposal 3, Election of Directors, brokers holding securities in street name are allowed to cast votes in routine matters. Accordingly, while the stipulations of approval under the Act remain, broker non-votes are included in either the "For" or "Against" column.

    All directors were elected. Shares voted in favor and shares voted against for each individual were as follows:

    For the election of Hans Ephraimson as Director of the Funds:

                                                                   Voted
    Fund                                             Voted "FOR" "WITHHOLD"
    ----                                             ----------- ----------
    TDX Independence 2010 Exchange-Traded Fund......    448,091    14,751
    TDX Independence 2020 Exchange-Traded Fund......  1,054,198    36,160
    TDX Independence 2030 Exchange-Traded Fund......    939,280    42,342
    TDX Independence 2040 Exchange-Traded Fund......    907,691    65,125
    TDX Independence In-Target Exchange-Traded Fund.    475,397    17,475

    For the election of R. Charles Tschampion as Director of the Funds:

                                                                   Voted
    Fund                                             Voted "FOR" "WITHHOLD"
    ----                                             ----------- ----------
    TDX Independence 2010 Exchange-Traded Fund......    448,151    14,691
    TDX Independence 2020 Exchange-Traded Fund......  1,053,909    36,449
    TDX Independence 2030 Exchange-Traded Fund......    938,293    43,329
    TDX Independence 2040 Exchange-Traded Fund......    907,043    65,773
    TDX Independence In-Target Exchange-Traded Fund.    472,872    20,000

    For the election of Ernest J. Scalberg as Director of the Funds:

                                                                   Voted
    Fund                                             Voted "FOR" "WITHHOLD"
    ----                                             ----------- ----------
    TDX Independence 2010 Exchange-Traded Fund......    448,352    14,490
    TDX Independence 2020 Exchange-Traded Fund......  1,055,604    34,754
    TDX Independence 2030 Exchange-Traded Fund......    938,991    42,631
    TDX Independence 2040 Exchange-Traded Fund......    907,877    64,939
    TDX Independence In-Target Exchange-Traded Fund.    476,054    16,818

    For the election of Michael G. Smith as Director of the Funds:

                                                                   Voted
    Fund                                             Voted "FOR" "WITHHOLD"
    ----                                             ----------- ----------
    TDX Independence 2010 Exchange-Traded Fund......    448,568    14,274
    TDX Independence 2020 Exchange-Traded Fund......  1,056,600    33,758
    TDX Independence 2030 Exchange-Traded Fund......    939,813    41,809
    TDX Independence 2040 Exchange-Traded Fund......    907,786    65,030
    TDX Independence In-Target Exchange-Traded Fund.    475,097    17,775